Exhibit 11

          STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE (RESTATED)

                                                                      FOR THE THREE MONTHS ENDED
                                                                          SEPTEMBER 30, 1995
                                                            -----------------------------------------------
                                                                                             ASSUMING
                                                                  PRIMARY                  FULL DILUTION
                                                            --------------------         ------------------
Weighted average of outstanding shares                              22,667,006              22,667,006

Common equivalent shares:
     Outstanding stock options                                         319,154                 319,038

Other potentially dilutive securities:                                     N/A               3,895,652
                                                                 ----------------         ------------------

Shares used in computing net income per share                       22,986,160              26,881,696
                                                                ================         ==================

Net income                                                   $       2,473,000        $      2,473,000

Adjustments assuming full dilution:                                        N/A                 661,500

                                                                ----------------         ------------------

Net income                                                   $       2,473,000        $      3,134,500
                                                                ================         ==================

Net income per share                                         $            0.11        $           0.12

Dilution percentage assuming full dilution (1)                             N/A                    -8.4%

Net income per share                                         $            0.11        $           0.11
                                                               ================         ==================



                                                                       FOR THE NINE MONTHS ENDED
                                                                          SEPTEMBER 30, 1995
                                                               ------------------------------------------------
                                                                                                  ASSUMING
                                                                     PRIMARY                   FULL DILUTION
                                                               --------------------          ------------------
Weighted average of outstanding shares                             21,242,456                21,242,456

Common equivalent shares:
     Outstanding stock options                                        398,179                   398,297

Other potentially dilutive securities:                                    N/A                 3,895,652
                                                                ----------------          ------------------

Shares used in computing net income per share                      21,640,635                25,536,405
                                                                ================          ==================

Net income (loss)                                            $        (98,000)         $        (98,000)

Adjustments assuming full dilution:                                       N/A                       N/A
                                                                ----------------          ------------------

Net income (loss)                                            $        (98,000)         $        (98,000)
                                                                ================          ==================

Net income (loss) per share                                  $          (0.00)         $          (0.00)

Dilution percentage assuming full dilution (1)                            N/A                       N/A

Net income (loss) per share                                  $          (0.00)         $          (0.00)
                                                                ================          ==================

NOTES:

(1) Provided that dilution is greater than 3%, the convertible debentures are considered dilutive in the calculation and presentation of per share data. In periods of net losses, dilutive earnings per share equals primary earnings per share.


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